Exhibit A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), UNDER ANY STATE SECURITIES LAW, OR UNDER ANY "BLUE SKY" LAWS, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND OF THE "BLUE SKY" LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE, AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO DATAMEG CORPORATION.

SECURED PROMISSORY NOTE

$4,000,000 The Effective Time: _______, 2007

FOR VALUE RECEIVED, the undersigned, AMERICAN MARKETING AND SALES, INC., a Massachusetts corporation and any surviving entity ("Company Maker"), and Datameg Corporation, a Delaware Corporation ("Parent Maker"), both of whom hereinafter referred to as Maker, hereby jointly and severally promises to pay to the order of LEONARD J. TOCCI ("Holder") for the benefit of the Principal Shareholders below identified, the principal sum of FOUR MILLION AND 00/100 DOLLARS ($4,000,000) (the "Initial Principal") and any additions to the Initial Principal ("Additional Principal") made from time to time as provided herein, together with Interest thereon. Interest shall accrue on the Principal as adjusted from time to time at a rate of six percent (6%) per annum computed on the basis of the actual number of days elapsed without compounding until the date of payment in full.

This Secured Promissory Note ("Note") evidences indebtedness of The Company and Parent Maker to Holder with respect to the AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") made and entered into as of August 14, 2007 by and among Datameg Corporation, a Delaware corporation ("Parent"), AM Acquisition Corporation, a Massachusetts corporation that is a wholly-owned subsidiary of Parent ("Sub"), and American Marketing & Sales, Inc., a Massachusetts corporation ("Company"), Leonard J. Tocci, Lynel J. Tocci, Leanne J. Whitney, and Linnea J. Clary (collectively, the "Principal Shareholders"). The following is a statement of the rights of Holder and conditions to which this Note is subject, and to which Holder, by the written acceptance of this Note below made, agrees:

Term and Maturity Date. The date on which the Principal Balance and all Interest and other amounts shall be due and payable (the "Maturity Date") shall be on the date of the second anniversary of the EFFECTIVE TIME as identified in the Merger Agreement and above written.

Additional Principal. From time to time, the Company shall have the right to make cash loans from its operating cash in excess of the Company’s operating needs to the Parent and/or one more of its other subsidiaries which loan agreement between the Company and debtor(s) shall be in writing with interest as provided herein and secured, as further provided by the terms of this Note. A copy of each loan agreement shall be consecutively number and delivered to the Holder and appended to this Note. Each loan agreement’s amount shall become Additional Principal of this Note and bear interest from the date of the loan. The Additional Principal of this Note may be prepaid in whole or in part at any time prior to the Maturity Date. It is specifically understood that the Company shall be under no obligation to make cash loans totaling more than Five Hundred Thousand Dollars ($500,000) during the term of this Note.

Holder’s and Maker’s Election re Fifteen Millions Shares of Datameg Common Stock. The Principal Shareholders shall be issued, pro rata, fifteen million shares of Datameg Corporation’s unregistered common stock (the "Shares") as provided in the Merger Agreement. The Shares are to be held in escrow by Datameg Corporation without restrictive legends other than as required by law. The Holder may at any time during the term of this Note, upon sixty (60) day written notice, deliver its election to the Maker and Datameg Corporation to return the Shares to Datameg Corporation and the principal amount of the of this Note shall upon return of the Shares be increased by Five Hundred Thousand Dollars ($500,000), at which time this Note and any additional loans of the Company shall become immediately due and payable (the Election Period"). During the Election Period, Holder may, in writing, waive its right to elect to return the Shares and upon delivery of the waiver to Maker and Datameg Corporation the amounts due under the Note shall thereupon be deemed satisfied in full upon delivery of the Shares to Holder.

Payment of Principal and Interest. Unless otherwise provided herein, Maker shall pay Holder the entire principal sum then due plus all accrued and unpaid interest on or before the Maturity Date.

Security. To secure the timely payment of the Principal Balance and the Interest under this Note and the performance by Parent Maker and Company Maker of all of its commitments and obligations under the Agreement, the Company hereby pledges and grants to the Holder a security interest in all of the right, title and interest of the Company in and to all of the assets, interests and undertakings of the Company, including, without limitation, all equipment, molds, tooling, accounts receivables, inventory and accounts, whether now owned or hereafter acquired, existing or arising, tangible or intangible, including, without limitation, all general intangible property, wherever located, together with all renewals thereof, substitutions therefor and proceeds thereof and all interest, dividends, income and revenue therefrom (the "Collateral"); and Company Maker hereby grants to Holder a security interest in the Collateral and acknowledges and agrees to take all steps necessary to perfect such security interest in accordance with the applicable laws of the Commonwealth of Massachusetts, including, without limitation, the Uniform Commercial Code of the Commonwealth of Massachusetts as it may be amended from time to time (the "UCC"). This instrument shall constitute a security agreement to the extent the Collateral constitutes personal property, and Holder shall have all of the rights of a "Secured Party" under the UCC. Maker shall not further pledge or otherwise further encumber, in whole or in part, the Collateral without the written consent of the Holder.

As of the date hereof, Maker represents and warrants that there are no liens, mortgages or other encumbrances affecting or otherwise limiting or restricting the transferability of any or all of the Collateral other than those existing under any capital leases or similar arrangements with respect to property or equipment leased by Maker. Maker waives any right to require Holder to proceed against another person or to exhaust the Collateral or to pursue any other remedy which Holder may have. Maker waives presentment, demand for performance, notice of nonperformance, protest, notice of protest and dishonor with respect to the Collateral. Maker waives the right to require Holder to preserve rights against prior parties to instruments or chattel paper.

Except in an Event of Default, Maker shall retain all of its rights to, and use of, the Collateral and to the use of the profits or proceeds from the Collateral.

Despite anything to the contrary in this Note, and without in any manner affecting its validity, in the event of any default under the terms of this Note, Holder’s sole recourse shall be to the security for this Note.

As additional security, to secure the timely payments of all of the principal balances and interest under this Note and the additional loans by the Maker Company, the Parent hereby pledges and grants to the Holder all of the common capital stock of the Company.

Amendments. No amendment, modification or waiver of any provision of this Note, nor consent to any departure by the Maker from the terms hereof, shall be effective unless the same shall be in a writing signed by the Holder, and then only in the specific instance and for the purpose for which given. No failure to exercise, and no delay in exercising, any right under the Merger Agreement or this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right under the Merger Agreement or this Note preclude any other or further exercise thereof or the exercise of any other right. Each and every right granted hereunder or by law or at equity shall be deemed cumulative, and such remedies may be exercised from time to time concurrently or consecutively.

Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

Defaults; Acceleration. Maker shall be in default under this Note upon the occurrence of any of the following events:(a) There is any default (i) in the full payment and timely receipt by Holder of any installment hereunder or (ii) in the full repayment of the unpaid principal or accrued and unpaid interest due under this Note or any and all amounts owed to Holder when due hereunder.(b) Maker fails to perform any covenant or observe any condition contained in this Note or Parent or Maker breaches any representation, warranty, covenant, term or condition of this Note or the Merger Agreement (c) The Maker is subject to or affected by: (i) the appointment of a receiver, liquidator, or trustee; (ii) the filing of any voluntary or involuntary petition for bankruptcy or reorganization by Maker or Datameg Corporation; (iii) the insolvency or business failure of Maker; (iv) the inability of Maker to pay its debts when due or the admission in writing by Maker that its debts cannot be paid when due;(v) the removal of Maker’s operations from Leominster, Massachusetts; (vi) the dissolution, termination of existence, other than by merger, acquisition or other surviving existence;(vii) any assignment for the benefit of creditors;(viii) the making or suffering of a fraudulent transfer under applicable federal or state law;(ix) the concealment of any of its property in fraud of creditors;(x) the making or suffering of a preference within the meaning of the federal bankruptcy law. In the event of a default by Maker, and subject to any applicable right expressly granted to Maker to cure such a default, the entire principal sum, with accrued interest thereon and all other sums due under this Note, shall at the option of Holder, become immediately due and payable, and Holder shall been entitled to collect all such amounts and to enforce any and all remedies provided in any other instrument or document executed in connection with this Note.

Voluntary Surrender. Upon the occurrence of any event of default, the Maker will immediately and voluntarily surrender to the Holder, all of the assets pledged to secure this Note without further notice or demand by the Holder, free and clear of any encumbrances.

Return of Note. This Note shall be returned to Maker upon the payment in full of the amount of this Note.

Non-Negotiable. This Note is non-negotiable and may not otherwise be transferred.

Non Assignment. The Maker's rights and obligations under this Note are not assignable or delegable without the prior written consent of the Holder.

Successors and Assigns; Participation. Subject to the prohibitions against Maker's assignment herein, this Note shall inure to the benefit of Holder and bind Maker and all of its respective successors (including by merger, acquisition or other surviving existence), estates, heirs, personal representatives and assigns.

Waivers. Maker hereby waives presentment, demand of payment, notice of dishonor, protest, notice of nonpayment and any and all other notices and demands whatsoever. No covenant, condition, right or remedy in this Note may be waived or modified orally, by course of conduct or previous acceptance or otherwise unless such waiver or modification is specifically agreed to in a writing executed by Holder. Without limiting the foregoing, no previous waiver and no failure or delay by Holder in acting pursuant to the terms of this Note shall constitute a waiver of any breach, default or failure of a condition under this Note or any obligations contained therein or secured thereby. Maker further waives exhaustion of legal remedies and the right to plead any and all statutes of limitation as a defense to any demand on this Note, or to any agreement to pay the same.

Costs of Collection. Maker promises to pay all costs, expenses and attorneys' fees incurred by Holder in the exercise of any remedy (with or without litigation), in any proceeding for the collection of this Note, or in any litigation or controversy arising from or connected with this Note. Such proceedings shall include, without limitation, any probate, bankruptcy, receivership, injunction, arbitration, mediation or other proceeding, or any appeal from or petition for review of any of the foregoing, in which Holder appears to enforce this Note. Maker shall also pay all of Holder's costs and attorneys' fees incurred in connection with any demand, workout, settlement, compromise or other activity in which Holder engages to collect any portion of this Note not paid when due or as a result of any other default of Maker. If a judgment is obtained by Holder which includes an award of attorneys' fees, such fees shall be in whatever amount the court shall deem reasonable and the judgment shall bear interest at the maximum legal rate.

Governing Law and Interpretation. This Note shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, except to the extent that federal law preempts the laws of the Commonwealth of Massachusetts. All sums referred to herein shall be calculated by reference to and payable in the lawful currency of the United States. Time is of the essence in the performance by Maker of all of Maker's duties and obligations under this Note.

Partial Invalidity. If any section or provision of this Note is declared invalid or unenforceable by an court of competent jurisdiction, such section or provision shall be enforceable to the fullest extent permitted by law, and such a determination shall not affect the validity or enforceability of the remaining terms hereof; by way of example and not limitation, if any fee exceeds the maximum such fee permitted by law, such fee shall be reduced so as to equal the maximum permitted by law, or if any time period is shorter than required by law, such time period shall be deemed increased to the minimum time period permitted by law. No such determination in one jurisdiction shall affect any provision of this Note to the extent it is otherwise enforceable under the laws of any other applicable jurisdiction.

Notices. Any notice required or permitted to be delivered under this Note shall be in writing and shall be served personally, or facsimile transmission, or electronic transmission (email),or delivered or sent by a recognized private courier company or by registered or certified United States mail, postage prepaid, return receipt requested, and addressed to a recipient as provided in the Merger Agreement.

Notices shall be deemed delivered upon delivery or refusal to accept delivery as indicated by the person attempting to make personal service, in the U.S. Postal Service return receipt or by similar advice from the courier company; provided, however, that if any notice shall be delivered by electronic transmission device, such as Telex, telecopy, fax machine or computer, such notice shall be deemed delivered at the time and on the date of machine transmittal if the sending party receives a written send verification on its machine and forwards a copy thereof with its personally served, mailed or courier delivered notice. Any party to whom notices are to be sent pursuant to this Note may from time to time change its address or fax number for future communication hereunder by giving notice in the manner prescribed herein to the other party, provided that any change shall not be effective until five (5) business days after giving notice of the change.

Consent to Jurisdiction. Maker hereto agrees that all actions or proceedings arising in connection with this Note shall be tried and litigated exclusively in the state and federal courts located in the Commonwealth of Massachusetts. This choice of venue is intended by Maker and Holder to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between or among the parties with respect to or arising out of this Note in any jurisdiction other than that specified in this section. Maker waives any right that it may have to assert the doctrine forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the state and federal courts located in the Commonwealth of Massachusetts, shall have in personam jurisdiction and venue over it for the purpose of litigating any dispute, controversy or proceeding arising out of this Note. Nothing in this Note shall be deemed or operate to preclude the parties from bringing suit or taking other legal action in any other jurisdiction to obtain specific performance to the extent allowed herein, or to enforce a judgment or other court order in favor of any of the parties.

Full Power and Authority. Maker and each individual executing this Note on behalf of Maker have the full power and authority to execute and deliver this Note, and this Note constitutes the valid and binding obligation of Maker and is enforceable in accordance with its terms.

Captions; Certain Terms. The various captions and headings contained in this Note are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Note. No provision in this Note is to be interpreted for or against any party because that party or that party's legal representative drafted such provision, it being recognized that all parties have contributed substantially and materially to the preparation of this Note. As used in this Note, the term "including" means "including but not limited to" unless otherwise specified; the word "or" means "and/or," the word "person" means and refers to any individual, corporation, trust, estate, partnership, joint venture, government or governmental authority or other entity and the word "affiliate" means and refers to any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another entity. All pronouns and any variations thereof, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person, persons, entity or entities may require. Whenever in this Note locative adverbs such as "herein" and "hereunder" are used, the same shall be made in reference to this Note in its entirety and not any specific article, section, subsection, subpart, paragraph or subparagraph.

SIGNATURE PAGE FOLLOWS:

"Maker"

DATAMEG CORPORATION, a Delaware corporation

By: ____________________________

James Murphy, President

AMERICAN MARKETING AND SALES, INC., a Massachusetts corporation

By: ____________________________

James Murphy, President

AGREED AND ACCEPTED:

"Holder"

__________________________

LEONARD J. TOCCI